EXHIBIT 99.1

Company Contacts:
Tamara A. Seymour	Pete De Spain
CFO and Vice President,	Associate Director,
Finance & Administration	Investor Relations & Corporate Communications
Favrille, Inc.	Favrille, Inc.
(858) 526-8035	(858) 526-2426
tseymour@favrille.com	pdespain@favrille.com

Favrille Appoints Former Wall Street Analyst David Molowa to Board of Directors

San Diego – July 14, 2006 – Favrille, Inc. (Nasdaq: FVRL), a biopharmaceutical company developing patient-specific immunotherapies for the treatment of cancer, announced today the appointment of David Molowa, Ph.D. to the Company’s Board of Directors.

Dr. Molowa spent 15 years on Wall Street as a sell-side analyst at UBS Securities, JP Morgan Securities and Bear Stearns & Co. Over the course of his career he followed the biotechnology, life science technology and international pharmaceutical industries. Most recently he was a Managing Director at UBS Securities, leading the firm’s biotechnology research efforts. He has been a member of the Institutional Investor “All Star Team” for 11 of the past 12 years.

Previous to his career in the financial industry, Dr. Molowa was a senior research biochemist and lab director for Merck & Co. and is the author of 17 scientific publications. He received his bachelor’s degree in Biology from the University of Richmond, his Ph.D. in Pharmacology/Toxicology from the Medical College of Virginia and his M.B.A. from Rutgers University.

“David has an impressive resume of pharmaceutical and financial industry experience and is highly respected by the Street. He is an ideal complement to our Board,” said John P. Longenecker, Ph.D., President and Chief Executive Officer of Favrille. “As an analyst, he demonstrated particular expertise in the oncology space, which we believe will prove valuable as we continue to prepare for commercialization of our lead product candidate, FavId®.”

About Favrille, Inc.

Favrille, Inc. is a biopharmaceutical company focused on the development and commercialization of targeted immunotherapies for the treatment of cancer and other diseases of the immune system. The Company’s lead product candidate, FavId, is based upon unique genetic information extracted from a patient’s tumor. FavId is currently under investigation in a pivotal Phase 3 clinical trial for patients with follicular B-cell NHL and Phase 2 clinical trials in other B-cell NHL indications. The Company is developing additional applications based on its immunotherapy expertise and proprietary cost-effective manufacturing technology, including a second product candidate, FAV-201, for the treatment of cutaneous T-cell lymphoma.

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Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Favrille’s product candidates, proprietary technologies and research programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to progress and timing of clinical trials for FavId, including difficulties or delays in development, testing, manufacturing and marketing FavId or Favrille’s other product candidates; Favrille’s ability to obtain marketing approval for FavId or Favrille’s other product candidates and the timing of any such approvals; Favrille’s ability to manufacture sufficient quantities of FavId for use in clinical trials and, if FavId receives marketing approval, for commercialization; risks associated with achieving projected operating metrics and financial performance or the anticipated number of patients using FavId; potential delays in patient enrollment; Favrille’s ability to obtain additional financing to support its operations; and additional risks discussed in Favrille’s filings with the Securities and Exchange Commission. In addition, conclusions regarding the safety and efficacy of Favrille’s product candidates cannot be made until the results of future clinical trials of longer duration in more patients are known. All forward-looking statements are qualified in their entirety by this cautionary statement. Favrille is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.